Exhibit 10.32

AMENDMENT NO. 1 TO AGREEMENT

(SUBCONTRACT NO. USN-001.01)

THIS AMENDMENT NO. 1 TO AGREEMENT (“Amendment”) is made effective on the 7th day of March, 2006 (“Effective Date”), by and between Hoku Scientific, Inc., a Delaware corporation, having its offices at 1075 Opakapaka Street, Kapolei, Hawaii 96707 (“Hoku”), and IdaTech LLC, a majority-owned subsidiary of IDACORP, Inc., having its offices at 63065 NE 18th Street, Bend, Oregon 97701 (“IdaTech”).

BACKGROUND & PURPOSE

WHEREAS, Hoku and IdaTech are parties that certain Agreement (Subcontract No. USN-001) dated April 7, 2005 (the “Agreement”) pursuant to which IdaTech is providing certain products and services to Hoku as a subcontractor on Hoku’s Contract No. N68936-05-R-0010 (“Prime Contract”) with the United States Navy, NAWCWD (“Customer”); and

WHEREAS, Hoku and IdaTech have completed Phase I through Phase V described on Attachment A to the Agreement (the “Statement of Work”), and intend through this Amendment to revise the scope of work, allocation of responsibilities and costs for the Options in the Statement of Work, and to make the other amendments to the Agreement described herein:

NOW, THEREFORE, in consideration of the covenants and obligations contained herein, the parties hereby agree as follows:

AGREEMENT

1. DEFINITIONS. Each capitalized term not otherwise defined in this Amendment shall have the meaning set forth in the Agreement.

2. AMENDED STATEMENT OF WORK. Hoku and IdaTech acknowledge and agree that their respective deliverables described in Phase I through Phase V on the Statement of Work have been substantially completed as of the Effective Date of this Amendment. The requirements of Option I and Option II described in the Statement of Work are amended and restated as set forth on Attachment A to this Amendment (“Amended Statement of Work”). Hoku shall have primary responsibility for performing work pursuant to the Prime Contract. IdaTech shall provide the necessary personnel, facilities, equipment, materials, data, supplies and services to perform its portion of the work set forth in the Amended Statement of Work and incorporated herein.

3. AMENDED CONTRACT COST. In light of the revised allocation of responsibilities between the parties pursuant to the Amended Statement of Work, Hoku and IdaTech agree that the firm fixed price payable to IdaTech upon the completion of Option I is reduced to $462,500.

4. PRODUCT OWNERSHIP. Section 14 of the Agreement is amended and restated in its entirety as follows:

“14. PRODUCT OWNERSHIP.

“(a) Hoku shall retain all rights, privileges, title and interest in and to all

Hoku Initials & Date	/s/SP 3/7/06	IdaTech Initials & Date	/s/HK 3/7/06

products, work products and reports pursuant to this Agreement, and shall flow to Customer the appropriate rights to the work products and reports, based upon the Prime Contract. Notwithstanding the foregoing, Hoku does not acquire any right, title or interest in the patents, trademarks and copyrights of IdaTech, or the trade secrets, know-how or other intellectual property rights of IdaTech that are described in writing by IdaTech and identified as IdaTech’s intellectual property, pursuant to this Agreement. IdaTech, as recipient of Hoku’s proprietary membrane and membrane electrode assemblies pursuant to this Agreement, does not acquire any right, title or interest in the patents, trademarks, copyrights, trade secrets, know-how or other intellectual property rights of Hoku. All Hoku products delivered to IdaTech shall be used solely for the purposes of this Agreement. All IdaTech products delivered to Hoku shall be used solely for the purposes of this Agreement. Any Hoku products not incorporated into a Power Plant pursuant to this Agreement shall be returned to Hoku immediately upon Hoku’s request to IdaTech. Any IdaTech products not incorporated into a Power Plant or a fuel cell stack being tested in Hoku’s facility pursuant to this Agreement shall be returned to IdaTech immediately upon IdaTech’s request to Hoku.

“(b) Unless approved in writing, Hoku agrees not to use any of the registered patents, trademarks and copyrights of IdaTech, or the trade secrets, know-how or other intellectual property rights of IdaTech that are described in writing by IdaTech and identified as IdaTech’s intellectual property, for the production of fuel cell stacks outside of the deliverables for this Agreement.”

5. NO ANALYSIS. Section 15 of the Agreement is amended and restated in its entirety as follows:

“15. NO ANALYSIS. IdaTech agrees not to make or have made any analysis, observation of the chemical composition and/or physical characteristics or to perform any experiment on any Hoku products, except as provided in the Statement of Work.

“Except for the stack and system testing pursuant to the Agreement, Hoku agrees not to make or have made any analysis, observation of composition and/or physical characteristics, or perform any experiment on any IdaTech components or products, including but not limited to fuel cell stack components other than Hoku MEAs. Furthermore, Hoku will not photograph or otherwise reproduce any such IdaTech components or products (except overall system photos) without prior written approval from IdaTech; provided, however that Hoku may photograph IdaTech components and products if such photographs are reasonably required for any report submitted by Hoku to the Customer pursuant to the Prime Contract and if such photographs are identified as “IdaTech proprietary and confidential.”

6. REVISED SCHEDULE. The scheduled delivery date for each deliverable under Option I and Option II set forth in the Amended Statement of Work shall be as set forth on Attachment B (“Amended Master Program Schedule”).

7. NOTICES. The addresses provided in Section 25 of the Agreement are amended as follows:

To Hoku: Hoku Scientific, Inc.	To IdaTech: IdaTech LLC

Hoku Initials & Date	/s/SP 3/7/06	IdaTech Initials & Date	/s/HK 3/7/06

1075 Opakapaka Street Kapolei, Hawaii 96707		63065 NE 18th Street Bend, Oregon 97701
Fax:	(808) 682-7807	Fax:	(541) 383-3439
Phone:	(808) 682-7800	Phone:	(541) 383-3390
Attn:	Scott Paul, VP of Business Development & General Counsel	Attn:	Harol Koyama, Senior Vice President of Sales and Marketing

8. INDEMNIFICATION. Section 21 of the Agreement shall be amended by adding the following paragraph after the first paragraph of Section 21:

“Hoku releases IdaTech from any Additional Expense resulting from the failure of IdaTech’s fuel cell stacks produced, repaired, or otherwise assembled by Hoku or as a result of Hoku testing or assembly, and further agrees to defend, indemnify and hold harmless IdaTech against any Additional Expense resulting from a third party claim against IdaTech if such claim arises from failures of the fuel cell stack or performance problems related thereto, where such failure or performance problems of the fuel cell stack are not related to the fuel cell system, defective parts supplied by IdaTech, or the result of IdaTech’s negligent, reckless or willful action or inaction.

9. EFFECT OF AMENDMENT; SURVIVAL OF AGREEMENT. Except for the specific amendments provided herein, the terms of the Agreement shall survive the execution and effectiveness of this Amendment.

(Signature page immediately follows.)

Hoku Initials & Date	/s/SP 3/7/06	IdaTech Initials & Date	/s/HK 3/7/06

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date first set forth above.

IDATECH: IDATECH, LLC		HOKU: HOKU SCIENTIFIC, INC.

By:	/s/ Harol Koyama	By:	/s/ Scott B. Paul

Name:	Harol Koyama	Name:	Scott B. Paul

Title:	Senior Vice President of Sales and Marketing	Title:	VP Business Development & General Counsel

Authorized Signatory		Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO. 1

ATTACHMENT A

AMENDED STATEMENT OF WORK

1. [Refer to Statement of Work]

2. [Refer to Statement of Work]

3 - 3.8 [Refer to Statement of Work]

OPTION I

3.9 IdaTech shall construct 11 1-kilowatt (minimum) fuel cell power plants incorporating a stack assembled with MEA from IdaTech’s commercial MEA supplier. The prototype demonstrated pursuant to item 3.8 above shall be retrofitted for demonstration readiness, and will be a 12th system. IdaTech shall ship all non-MEA stack hardware to Hoku for assembly of stacks incorporating Hoku MEA, and all fuel cell stacks incorporating Hoku MEA shall be assembled, conditioned and tested by Hoku at Hoku’s facility. Hoku is responsible for ensuring that all fuel cell stacks will be manufactured using best practices in part procurement, inventory management, and work direction using a manufacturing control plan and will pass a factory acceptance test at Hoku’s facility in IdaTech’s system. IdaTech is responsible for ensuring that the fuel cell systems, less the fuel cell stack assembled by Hoku will be manufactured using best practices in part procurement, inventory management, and work direction using a manufacturing control plan and will pass a factory acceptance test at IdaTech’s facility. Hoku may be present for the factory acceptance test. Following factory acceptance using a standard commercial IdaTech fuel cell stack, the commercial fuel cell stack will be removed and the unit will be shipped by IdaTech via air freight to Hoku. Following training by IdaTech, Hoku will integrate the stack incorporating Hoku MEA into each IdaTech unit, which will pass a final acceptance test at Hoku’s facility with representatives of Navy, including representatives of NAWCWD China Lake, invited to witness testing. IdaTech may, at its discretion, participate in the stack assembly, conditioning, testing and final system integration at Hoku’s facility, and may choose to be present for the final factory acceptance test at Hoku’s facility. IdaTech shall also prepare operational manuals, spare part kits, maintenance schedules and procedures, and shall update and deliver final versions of all paperwork required by Phase IV and Phase V. Success will be determined by successfully manufacturing the power plants and delivering the paperwork. The firm fixed price for Option I is $462,500. Any parts or supplies additional to the standard supply for stack assembly, including but not limited to replacement plates and supplies for damages from production or operation, shall be purchased from IdaTech by Hoku over and above the above fixed price. For the avoidance of doubt, IdaTech shall be responsible for replacing any defective non-MEA stack components supplied to Hoku by IdaTech.

OPTION II

3.10 IdaTech shall provide technical support to Hoku during a twelve (12) month field demonstration of 10 of the 11 power plants produced under Option I. The prototype constructed in Phase V, and one additional unit, shall be retained by Hoku and IdaTech (one each) as demonstration-ready replacement systems in the event that a demonstration system requires extensive maintenance, service or repair during the duration of the demonstration. Hoku and IdaTech shall develop a Site Agreement Plan detailing the business arrangements, responsibilities, maintenance intervals and emergency response procedures. This may include use of IdaTech web interactive software for the viewing and collection of process parameter data. Hoku and IdaTech will install and commission the first demonstration power plant, and IdaTech will submit a summary report to Hoku. The remaining 9 demonstration power plants will be installed and commissioned by Hoku, with IdaTech providing technical support remotely as required. Throughout the

Hoku Initials & Date	/s/SP 3/7/06	IdaTech Initials & Date	/s/HK 3/7/06

ATTACHMENT A-1 TO

AMENDMENT NO. 1

demonstration period, Hoku may service, repair or replace the fuel cell stacks at Hoku’s discretion. All service, repair and/or replacement of stacks must be documented by Hoku and documentation sent to IdaTech. Any stack parts remaining from this program and/or repairs and/or replacements other than the Hoku MEAs, must be returned to IdaTech. Any additional stack hardware ordered from IdaTech shall be separately priced and is not included in the Option II price set forth below. The Option II price below includes any non-stack related maintenance or service by IdaTech of the power plants, and IdaTech’s replacement of any defective or damaged parts not included in the fuel cell stack with Hoku MEA. For the avoidance of doubt, IdaTech shall be responsible for replacing any defective non-MEA stack components supplied to Hoku by IdaTech. Success will be determined by successfully installing the power plants at the test site and completing the testing period. Option II price is $125,439.

4. Deliverables to Hoku. IdaTech shall deliver the following items to Hoku:

4.1 Final design for this program for a 1 kilowatt (minimum) power plant, including drawings, bills of materials, interface drawings, and Process & Instrumentation Diagrams.

4.3 Design definition and test planning updated based on engineering test results of initial prototype.

4.4 Test reports including test plans and final test report. (IdaTech and Hoku)

4.5 Operational manuals, spare part kits, maintenance schedules and procedures.

4.6 Twelve operational 1 kilowatt (minimum) fuel cell power plants (including the prototype located at IdaTech and the reserve unit located at Hoku) and associated stack hardware, less MEAs.

4.7 Site Acceptance Plan.

5. Applicable documents shall be as stated in Section 2 of the Statement of Work attached to the Agreement, and shall conform to the applicable Data Item Descriptions described elsewhere in the Agreement.

Hoku Initials & Date	/s/SP 3/7/06	IdaTech Initials & Date	/s/HK 3/7/06

ATTACHMENT A-2 TO

AMENDMENT NO. 1

ATTACHMENT B

MASTER PROGRAM SCHEDULE

	Systems 1-2		Systems 3-5		Systems 6-8		Systems 9-10		System 11
		Location		Location		Location		Location		Location

RECEIVE STACK	20-Mar	HOKU	19-Apr	HOKU	10-May	HOKU	26-May	HOKU	5-Jun	HOKU

SYSTEM FAT	3-Apr	IDATECH	1-May	IDATECH	22-May	IDATECH	6-Jun	IDATECH	19-Jun	IDATECH

SHIP	6-Apr	IDATECH	2-May	IDATECH	23-May	IDATECH	7-Jun	IDATECH	20-Jun	IDATECH

SYSTEM RECEIVED	7-Apr	HOKU	3-May	HOKU	24-May	HOKU	9-Jun	HOKU	21-Jun	HOKU

INSTALLATION	15-May	PEARL HARBOR	1-Jun	PEARL HARBOR	1-Jun	PEARL HARBOR	15-Jun	PEARL HARBOR

Hoku Initials & Date	/s/SP 3/7/06	IdaTech Initials & Date	/s/HK 3/7/06

ATTACHMENT B-1 TO

AMENDMENT NO. 1